EXECUTION VERSION INVESTOR RIGHTS AGREEMENT This INVESTOR RIGHTS AGREEMENT (this “Agreement”), dated as of September 14, 2018, is made by and among Pacific Mercantile Bancorp, a California corporation (the “Company”), and Patriot Financial Partners III, L.P., a Delaware limited partnership (the “Investor”). The Company and the Investor shall sometimes be referred to herein, collectively, as the “Parties” and individually as a “Party”. RECITALS A. The Company is a bank holding company, registered as such under the Bank Holding Company Act of 1956, as amended, and is the record and beneficial owner of 100% of the issued and outstanding capital stock of Pacific Mercantile Bank, a California state chartered bank (the “Bank”). B. Concurrently herewith the Investor has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company and Carpenter Community BancFund, L.P. and Carpenter Community BancFund-A, L.P. (collectively referred to herein as “Carpenter”), pursuant to which Carpenter will be selling to the Investor, and the Investor will be purchasing from Carpenter, 1,467,155 shares of the Company’s Series A Non-Voting Preferred Stock, no par value (the “Series A Preferred Stock”), and 2,169,208 shares of the Company’s common stock, no par value (“Common Stock”). Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Stock Purchase Agreement. C. In order to induce the Investor to enter into the Stock Purchase Agreement, the Company has agreed to grant the Investor the rights set forth below. AGREEMENT NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the Parties hereby agree as follows: 1. Board/Observer Rights. (a) Following the Closing, the Company will promptly cause one representative of the Investor (the “Board Representative”) to be elected or appointed to the board of directors of the Company (the “Board of Directors”), and the board of directors of the Bank (the “Bank Board”), subject to all legal, regulatory and Nasdaq listing requirements regarding service and election or appointment as a director of the Company and the Bank (the “Qualification Requirements”), in each case, so long as the Investor, together with its affiliates, owns in the aggregate 5.0% or more of the Common Stock then outstanding (the “Minimum Ownership Interest”). So long as the Investor, together with its affiliates, has a Minimum Ownership Interest, the Company will, subject to applicable law, recommend to its shareholders the election of the Board Representative to the Board of Directors at a special meeting of the Company's shareholders or the annual meeting of shareholders, as applicable, subject to satisfaction of the Qualification Requirements. If the Investor no longer has a Minimum Ownership Interest, the Investor will have 010-8656-4704/12/AMERICAS no further rights under Sections 1(a) through 1(e) and, at the written request of the Board of Directors, shall use cause its Board Representative to resign from the Board of Directors and the Bank Board as promptly as possible thereafter. (b) The Board Representative shall, subject to the Qualification Requirements, be one of the Company’s nominees to serve on the Board of Directors. The Company shall use its commercially reasonable efforts to have the Board Representative elected as a director of the Company by the shareholders of the Company, and the Company shall solicit proxies for the Board Representative to the same extent as it does for any of its other Company nominees to the Board of Directors. The Investor covenants and agrees to hold any information obtained from its Board Representative in confidence and all such information shall be deemed to be “Proprietary Information” of the Company for the purpose of that certain letter agreement dated May 14, 2018, by and among the Company, Investor and Carpenter, as amended as of the date hereof (as so amended, the “Confidentiality Agreement”). Notwithstanding anything to the contrary contained herein, at all times when the Investor maintains a Minimum Ownership Interest, it shall comply in all respects with the Federal Reserve's Policy Statement on equity investments in banks and bank holding companies and any other guidance promulgated in connection with the matters addressed therein. (c) Subject to Section 1(a), upon the death, resignation, retirement, disqualification, or removal from office as a member of the Board of Directors or the Bank Board of its Board Representative, the Investor shall have the right to designate the replacement for such Board Representative, which replacement must be reasonably acceptable to the Company and must also satisfy the Qualification Requirements. The Board of Directors and the Bank Board shall use their respective commercially reasonable efforts to take all action required to fill the vacancy resulting therefrom with such person, use commercially reasonable efforts to have such person elected as director of the Company by the shareholders of the Company and solicit proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors, as the case may be. If a Board Representative is nominated by the Company for election to the Board of Directors or the Bank Board, but fails to be elected, then subject to the proviso set forth in this Section 1(c) below, the Company or the Bank shall, as soon as practicable thereafter, increase the size of such board of directors and, following the procedures set forth above in this Section 1, appoint an individual designated in writing by the Investor who is reasonably acceptable to the Company and meets the Qualification Requirements to be a Board Representative (such individual to be different from the individual who was not elected) to the Board of Directors of the Company or the Bank Board (as the case may be). (d) The Company hereby agrees that, from and after the Closing Date, for so long as the Investor and its affiliates in the aggregate have a Minimum Ownership Interest, the Company shall invite a person designated by the Investor (the “Observer”) to attend meetings of the Board of Directors and the Bank Board (including any meetings of committees thereof on which the Board Representative is permitted to attend) in a nonvoting, nonparticipating observer capacity. The Observer shall not have any right to make motions or vote on any matter presented to the Board of Directors or the Bank Board or any committee thereof. The Company shall give the Observer written notice of each meeting of the Board of Directors and the Bank Board at the same time and in the same manner as given to the members of the Board of Directors or the Bank 010-8656-4704/12/AMERICAS

Board (as the case may be), shall provide the Observer with all written materials and other information given to members of the Board of Directors or the Bank Board (as the case may be) at the same time such materials and information are given to such members and shall permit the Observer to attend as an observer at all meetings thereof, and in the event the Company proposes to take any action by written consent in lieu of a meeting, the Company shall give written notice thereof to the Observer prior to the effective date of such consent along with the proposed text of such written consents; provided, however, that the Observer (i) shall enter into a confidentiality agreement in favor of the Company in the form of Exhibit D hereto prior to the Observer being provided the foregoing notices, materials or information relating to, or attending any meeting of, the Board of Directors or the Bank Board or any committee thereof, (ii) shall not be provided any confidential supervisory information, and (iii) may be excluded by the Board of Directors or the Bank Board or any committee thereof from attending any executive session of such body and from participating in any attorney-client privileged discussion of such body. (e) The Board Representative shall be entitled to compensation and indemnification and insurance coverage in connection with his or her role as a director to the same extent as the other directors on the Board of Directors or the Bank Board, as applicable, and shall be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred in attending meetings of the Board of Directors and the Bank Board, or any committee thereof in accordance with Company policy. The Observer shall not be entitled to compensation, reimbursement of expenses or indemnification from the Company or the Bank with respect to such role, provided however, that the Observer shall be entitled to reimbursement of reasonable and documented out- of-pocket expenses related to attendance at any meeting of the Board of Directors or the Bank Board at which the Board Representative is not in attendance, whether by telephone or in person, in the same manner as provided for the Board Representative. (f) The Company acknowledges that the Board Representative may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or its affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees on behalf of itself and the Bank that with respect to a claim by the Board Representative for indemnification arising out of his or her service as a director of the Company and/or the Bank (1) that the Company and the Bank are the indemnitors of first resort (i.e., the Company and the Bank’s obligations to the Board Representative with respect to indemnification, advancement of expenses and/or insurance (which obligations shall be the same as, but in no event greater than, any such obligations to all other members of the Board of Directors or the Bank Board, as applicable) are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such Board Representative are secondary), and (2) the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Board Representative against the Company. 2. Shareholders’ Meeting. (a) At the Company’s first annual shareholders’ meeting following the date of this Agreement, the Company shall seek approval by its shareholders of an amendment to the Articles of Incorporation (the “Shareholder Approval”), in the form attached hereto as Exhibit A 010-8656-4704/12/AMERICAS

(the “Articles Amendment”). In furtherance of the foregoing, the Company shall: (A) through its Board of Directors recommend to its shareholders (the “Company Recommendation”) the approval and adoption of the Articles Amendment; (B) include such Company Recommendation in the proxy statement delivered to shareholders; and (C) use its commercially reasonable efforts to obtain the Shareholder Approval. Neither the Board of Directors of the Company nor any committee thereof shall withdraw, qualify or modify, or propose publicly to withdraw, qualify or modify, in a manner adverse to the Investor, the Company Recommendation or take any action, or make any public statement, filing or release, inconsistent with the Company Recommendation. (b) If the Company is unsuccessful in obtaining the Shareholder Approval, the Company will continue to comply with the foregoing provisions of this Section 2 to obtain such Shareholder Approval at each successive regularly scheduled annual meeting until such approval is obtained. 3. Registration Rights. The Company and the Investor shall execute and deliver effective as of the date hereof the Registration Rights Agreement, the form of which is attached hereto as Exhibit B. 4 Information Rights. (a) From the date of this Agreement, as long as the Investor owns the Minimum Ownership Amount, the Company shall make available to the Investor all materials delivered to the Company’s Board of Directors, the Bank Board, and the committees thereof; provided, however, that the Company shall not be required to deliver such materials to the extent that such delivery would (i) reasonably be expected to constitute a waiver of the attorney-client privilege, (ii) reasonably be expected to result in a breach of any contractual confidentiality obligation of the Company or the Bank or (iii) violate applicable law or regulatory requirements. (b) The Investor shall also be provided with access, information, and other rights as provided in the Investor VCOC Letter Agreement, a form of which is attached hereto as Exhibit C and will be entered into by the Company and the Investor as of the date of this Agreement. (c) Each Party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a governmental entity is reasonably necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by another requirement of law or the applicable requirements of any governmental entity (in which case, the Party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other Party with prior written notice of such permitted disclosure so that such other Party may seek confidential treatment of such information from the applicable governmental entity), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other Party hereto furnished to it by such other Party or its 010-8656-4704/12/AMERICAS representatives pursuant to this Agreement and each Party to this Agreement acknowledges and reaffirms its obligations as set forth in the Confidentiality Agreement. (d) The Investor hereby acknowledges that it is aware of the restrictions under the federal securities laws imposed on a person in possession of material nonpublic information concerning an issuer, including with respect to purchasing or selling securities of such issuer and the communication of such information to other persons. The Investor agrees that neither it nor its representatives nor any of their respective affiliates will, and will cause any third party not to, use any data or information in contravention of such securities laws or any rules or regulations promulgated thereunder. (e) The information rights set forth in this Sections 4(a)-(c) shall terminate and be of no further force or effect as of the date that the Investor no longer has a Minimum Ownership Interest. 5. Bank Holding Company Act. The Company will not knowingly take any action which would reasonably be expected to pose a substantial risk that the Investor or any of its affiliates will become a “bank holding company” under the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and the rules and regulations promulgated thereunder, including, without limitation, undertaking any redemption, recapitalization or repurchase of Common Stock, of securities or rights, options, or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock, in each case, where the Investor is not given the right to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro-rata proportion; provided, however, that the Company shall not be deemed to have violated this Section 5 if it has given the Investor the opportunity to participate in such redemption, recapitalization or repurchase to the extent of the Investor’s pro-rata proportion and the Investor fails to so participate. 6. Voting Agreement. (a) The shares of Series A Preferred Stock acquired by Investor, and the shares of non-voting common stock of the Company into which those shares will be automatically converted upon receipt of the Shareholder Approval (collectively, the “Shares”) do not have any voting rights except as required by law. With respect to any action for which the Shares have a voting right under applicable law, Investor shall vote, or shall cause the holder of record on any applicable record date to vote, all of the Shares (or consent pursuant to an action by written consent of the Company’s shareholders, if applicable) for or against such action at the same ratio and in the same proportion as the holders of Common Stock other than Investor and its affiliates collectively voted for or against (or consented or withheld consent with respect to) such action. In furtherance of the foregoing, at every meeting of the shareholders of the Company, however called, and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by the written consent of the shareholders of the Company, Investor shall, or shall cause the holder of record on any applicable record date to, be present (in person or by proxy) for purposes of calculating a quorum. In addition to any other limitations on transfer, Investor shall not transfer any of the Shares in a transaction in which the transferee would receive Shares (and would not receive Common Stock into which the Shares were automatically converted on such 010-8656-4704/12/AMERICAS transfer), unless prior to such transfer the transferee agrees in writing in a form reasonably satisfactory to the Company to be bound by all of the provisions of this Section 6 that were applicable to the Investor with respect to the transferred Shares immediately prior to such transfer. (b) Notwithstanding the obligations in Section 6(a), the Investor will retain the right to vote the Shares in the manner it chooses (i.e., not necessarily in the same proportion as holders of Common Stock) on any matter on which it is required by law to vote and that would adversely affect the terms, rights, preferences (other than the $0.0001 per share liquidation preference over Common Stock) or privileges of the Shares in a manner that is inconsistent with the impact of such matter on the terms, rights, preferences or privileges of the Common Stock. To illustrate, a merger of the Company that cashes out or exchanges Common Stock and the Shares in the same manner and on the same terms would not adversely affect the Shares as contemplated by this provision, and Investor would be obligated to vote the Shares in accordance with the provisions of Section 6(a). In contrast, and for illustrative purposes only, a transaction or other action that would change the terms of the Shares to cause them to convert into fewer shares of common stock or otherwise decrease the value of the Shares without so decreasing the value of Common Stock would adversely affect the terms, rights preferences or privileges of the Shares and, in such circumstances, Investor would have the right to vote the Shares as it deems appropriate and without regard to the vote of the holders of Common Stock. 7. Miscellaneous. (a) Any notice or other communication under or pertaining to this Agreement must be in writing and will be deemed given and received when it is delivered in person, sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), or on the business day after the day on which it is delivered, with charges prepaid, to a major nationwide delivery service for overnight delivery, or on the third (3rd) business day after the day on which it is mailed by first class mail (postage prepaid) from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the Party to which the notice or communication is sent): If to the Company: Pacific Mercantile Bancorp 949 South Coast Drive, Suite 300 Costa Mesa, California 92626 Attn: Curt A. Christianssen Tel: (714) 438-2500 Fax: (714) 438-1076 Email: Curt.Christianssen@pmbank.com With a copy to: O’Melveny & Myers LLP 610 Newport Center Drive, 17th Floor Newport Beach, CA 92660 010-8656-4704/12/AMERICAS

Attn: J. Jay Herron and Andor Terner Tel: (949) 823-6900 Fax: (949) 823-6994 Email: jherron@omm.com and aterner@omm.com If to the Investor: Patriot Financial Partners III, L.P. 2929 Arch Street, Floor 27 Philadelphia, PA 19104-2868 Attention: James F. Deutsch Tel: (215) 399-4650 Fax: (215) 399-4686 Email: jdeutsch@patriotfp.com With a copy to: Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, OH 45202 Attn: James J. Barresi Tel: (513) 361-1260 Fax (513) 361-1201 Email: james.barresi@squirepb.com Any Party may change its address for notice purposes by giving written notice of such new address, by one of the means set forth above in this Section 7(a), which change of address shall be effective on the tenth (10th) day following its deemed delivery as set forth above in this Section 7(a). (b) The provisions of this Agreement may not be assigned by the Investor without the prior written consent of the Company, which consent may be withheld by the Company in its sole discretion, and any purported assignment shall be null and void in the absence of such consent. Subject to the foregoing restriction on assignment, this Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the Parties hereto and their respective successors and permitted assigns. (c) This Agreement and the Registration Rights Agreement embodies the entire agreement and understanding between the Parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior written and prior or contemporaneous oral agreements and understandings between the Parties with respect to the subject matter of this Agreement. (d) This Agreement will be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of laws principles. 010-8656-4704/12/AMERICAS

(e) If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby. (f) Any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto and, (b) waive compliance by the other Party with any of such other Party’s obligations or covenants contained herein; provided, however, that any such extension or waiver shall be valid only if set forth in an instrument in writing signed by each of the Parties to be bound thereby, but no such extension or waiver and no failure to insist on strict compliance by the other Party hereto with an obligation or covenant hereunder shall operate as a waiver of, or estoppel with respect to, any subsequent failure to comply with the same obligation or covenant or any failure to comply therewith by the Party whose performance was waived. (g) This Agreement may be executed in any number of separate counterparts, each of which executed counterparts, and any photocopies, facsimile copies or pdf copies of which, will be deemed to be an original, but all of which, when taken together, will constitute one and the same instrument. [Signature Page Follows] 010-8656-4704/12/AMERICAS

Exhibit A Articles Amendment (attached) 010-8656-4704/12/AMERICAS

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PACIFIC MERCANTILE BANCORP Thomas M. Vertin and Curt A. Christianssen certify that: 1. They are the duly elected and acting President and Chief Executive Officer and Secretary and Chief Financial Officer, respectively, of Pacific Mercantile Bancorp, a California corporation. 2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this Certificate, are amended and restated to read as set forth in Exhibit A attached hereto and incorporated herein by this reference. 3. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the board of directors. 4. The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Sections 902 and 903 of the California Corporations Code. The Corporation has shares of Common Stock, and [Preferred Stock] outstanding. The total number of outstanding shares entitled to vote with respect to the amendment are [] shares of Common Stock and [] shares of Preferred Stock. The number of shares of each class voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required of the class was more than 50%. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.] 010-8666-6948/4/AMERICAS

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge. Executed at Costa Mesa, California on [●], [2019]. _________________________ Thomas M. Vertin President and Chief Executive Officer _________________________ Curt A. Christianssen Secretary and Chief Financial Officer 010-8666-6948/4/AMERICAS

EXHIBIT A AMENDED AND RESTATED ARTICLES OF INCORPORATION OF PACIFIC MERCANTILE BANCORP ARTICLE ONE: NAME The name of this Corporation is: Pacific Mercantile Bancorp ARTICLE TWO: PURPOSE The purpose of this Corporation is to engage in any lawful act or activity for which a Corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code. ARTICLE THREE: AUTHORIZED SHARES A. This Corporation is authorized to issue two classes of stock to be designated “Common Stock” and “Preferred Stock”, respectively. The total number of shares that this Corporation is authorized to issue is eighty-seven million (87,000,000) shares; eighty-five million (85,000,000) shares shall be Common Stock, no par value per share, and two million (2,000,000) shares shall be Preferred Stock, no par value per share. B. The Common Stock of this Corporation may be issued from time to time in two series, one of which is designated “Class A Common Stock”, of which this Corporation is authorized to issue []1 shares, and the other of which is designated “[Class B] Common Stock”, of which this Corporation is authorized to issue []2 shares. The rights, preferences, privileges and restrictions of Class A Common Stock and Class B Common Stock shall be equal and identical in all respects except (i) that, unless otherwise provided by law or herein, the holders of shares of Class A Common Stock shall have the exclusive right and power to vote upon the election of directors and upon all other matters presented to shareholders, and the holders of shares of Class B Common Stock shall not be entitled to notice of any shareholders’ meeting or to vote upon the election of directors or upon any other matters of this Corporation, and shall not be included in determining the number of shares voting or entitled to vote on such matters, and (ii) as otherwise provided by law or herein. The holders of shares of Class A Common Stock shall be entitled to one (1) vote for each share of Class A Common Stock upon all matters presented to shareholders. 1 NTD: Insert amount equal to 85,000,000 minus the total number of authorized shares of Class B Common Stock. 2 NTD: Insert amount equal to the total number of outstanding shares of Series [] Non-Voting Preferred Stock as of immediately prior to the filing of this Amended and Restated Articles of Incorporation. A-1 010-8666-6948/4/AMERICAS

C. Mandatory Conversion. Upon the filing of this Amended and Restated Articles of Incorporation, each share of Common Stock that was outstanding immediately prior to the filing of this amended and restated Articles of Incorporation shall be converted into one (1) share of Class A Common Stock, and each share of Series [●] Non-Voting Preferred Stock that was outstanding immediately prior to the filing of this amended and restated Articles of Incorporation shall be converted into one (1) share of Class B Common Stock. D. Automatic Conversion. Each share of Class B Common Stock shall convert, automatically and without any action by any person, into fully paid and non-assessable share or shares of Class A Common Stock at the then effective Conversion Ratio upon any transfer of such share to any person other than the Initial Holder or any Affiliate of such Initial Holder pursuant to clauses (c), (d) or (e) of Section E(i) of this Article Three. E. Class B Common Stock Transfer Restrictions. (i) The transfer of shares of Class B Common Stock is only allowed by the Initial Holder or an Affiliate of the Initial Holder (a) to an Affiliate of the Initial Holder, (b) to the Corporation, (c) pursuant to any public offering or public sale of securities of the Corporation (including, without limitation, a public offering registered under the Securities Act of 1933, as amended (the “Securities Act”) and a public sale pursuant to Rule 144 under the Securities Act or any similar rule then in force), (d) in a transfer in which no transferee (or group of associated transferees) would receive 2% or more of any class of voting securities of the Corporation, or (e) to a transferee that would control more than 50% of the voting securities of the Corporation without any transfer from the Initial Holder or any Affiliate of such Initial Holder. (ii) Notwithstanding the foregoing, the Corporation may restrict such conversion to the extent it would be inconsistent with, or in violation of, the requirements of any Regulator with respect to the restrictions on the transfer of the Class B Common Stock that are required in order to preserve the “non-voting” classification of the Class B Common Stock for regulatory purposes. Any such restriction shall be imposed and deemed effective immediately upon the transmittal by the Corporation of written notice to such holder specifying in reasonable detail the reason for such restriction; and in the event such notice is transmitted after the event giving rise to such automatic conversion, the restriction shall be deemed to have been imposed and effective retroactively to the time of such event, and such conversion shall be deemed not to have occurred, so long as such notice is transmitted within one hundred eighty (180) days after the event giving rise to such conversion. Such notice may be dispatched by first class mail, by electronic transmission, or by any other means reasonably designed and in good faith intended to provide prompt delivery to an executive officer (or equivalent) of, or legal counsel to, such holder. F. Adjustments for Certain Events. (i) Changes in Capitalization. In the event of any stock dividend, stock split, recombination or other similar event affecting the Class A Common Stock, the then effective Conversion Ratio shall be adjusted by multiplying such Conversion Ratio by a fraction, (a) the numerator of which is the number of shares of Class A Common Stock outstanding immediately after the effective time of such event (excluding for such purpose shares of Class A Common A-2 010-8666-6948/4/AMERICAS

Stock issuable upon the conversion of the Class B Common Stock but including any other securities convertible into or exchangeable for shares of Class A Common Stock), and (b) the denominator of which is the number of shares of Class A Common Stock outstanding immediately prior to the effective time of such event (excluding for such purpose shares of Class A Common Stock issuable upon the conversion of the Class B Common Stock but including any other securities convertible into or exchangeable for shares of Class A Common Stock). For avoidance of doubt, no issuance of securities shall give rise to the adjustment set forth in this Section F(i) unless approved by the Board of Directors of the Corporation for the purpose of affecting all shares of Class A Common Stock (including securities convertible into or exchangeable for Class A Common Stock) proportionately. In the event the adjustment required in this Section F(i) would result in an unjust or disproportionate adjustment to the Conversion Ratio, then such adjustment shall be revised to cause the result to be as nearly as possible equitable and just as among all holders of the Corporation’s capital stock. (ii) Certain Corporate Transactions. In the event of (a) the acquisition by any person (including a group of related persons within the meaning of Rule 13d-2 of the Securities Exchange Act of 1934, as amended, whether or not such regulation shall then be applicable to the Corporation or its securities) of (i) more than fifty percent (50%) of the outstanding capital stock of the Corporation, or (ii) all or substantially all of the assets of the Corporation (including without limitation the sale of more than two-thirds (2/3) of the capital stock held by the Corporation in Pacific Mercantile Bank); or (b) a merger of the Corporation with or into any person, or of any person with or into the Corporation, immediately after which the shareholders of the Corporation (as measured immediately prior to completion of the transaction) own less than a majority of the combined capital stock or membership interests of the surviving entity, then, in each such case, proper provision shall be made so that the holders of the Class B Common Stock shall be entitled to receive in exchange for or in respect of their shares of Class B Common Stock the same form and amount of consideration, if any, as the holders of the Class A Common Stock receive in exchange for or in respect of their shares of Class A Common Stock, with the amount of such consideration, if any, to be received for or in respect of each share of Class B Common Stock to be equal to the product of (x) the amount that would be received by a holder of one share of Class A Common Stock, and (y) the then effective Conversion Ratio. G. Class B Common Stock Dividends. The holders of Class B Common Stock shall be entitled to receive ratable dividends as provided herein only if and when dividends are concurrently declared and payable on the shares of Class A Common Stock of the Corporation, out of any assets legally available therefor, which dividends shall be payable when, as and if declared by the Board of Directors; provided, that no dividend may be declared or paid on Class A Common Stock unless a dividend of equal amount is also concurrently declared or paid, as applicable, on Class B Common Stock. The right to receive dividends on the Class B Common Stock shall not be cumulative. The full amount and form (whether cash, stock or other property) of dividends, if any, declared and payable on each share of Class B Common Stock in connection with the declaration and payment of any dividend on the Class A Common Stock shall be the amount equal to and in the same form or forms as the dividend concurrently declared and payable on one share of Class A Common Stock multiplied by the Conversion Ratio in effect as of immediately prior to the payment of the dividend; provided, however, that any dividend on the Class A Common Stock that is payable in shares of Class A Common Stock shall not be declared A-3 010-8666-6948/4/AMERICAS or paid on the Class B Common Stock, but instead shall result in an adjustment to the Conversion Ratio (in effect as of immediately prior to the payment of the dividend) pursuant to Section F(i) of this Article Three; and provided further, that if a dividend on the Class A Common Stock is payable in rights or warrants to subscribe for shares of Class A Common Stock or purchase Class A Common Stock pursuant to a conversion feature in a debt or equity security or otherwise, the corresponding dividend on the Class B Common Stock shall consist of an identical right or warrant except that (a) it shall be to acquire a number of shares of Class B Common Stock equal to the number of shares of Class A Common Stock that would have been subject to such right or warrant but for this provision, and (b) the exercise price of such right or warrant shall be multiplied by an amount equal to the Conversion Ratio. H. Liquidation. Upon the occurrence of a Liquidation Event (as defined below), the assets of the Corporation or proceeds thereof (whether capital or surplus) remaining available for distribution to shareholders of the Corporation after payment, or provision for payment, in full of all claims of creditors of the Corporation and all amounts due on any preferred stock or other securities of the Corporation that are superior and prior in rank to the Class A Common Stock and Class B Common Stock, shall be distributed to the holders of the Class A Common Stock and the Class B Common Stock pro rata based, respectively, on the number of shares of Class A Common Stock outstanding at such time and the number of shares of Class A Common Stock into which the Class B Common Stock outstanding at such time would then be convertible if an event specified in clauses (c), (d) or (e) of Section E(i) of this Article Three had occurred simultaneously therewith. I. The Preferred Stock may be issued from time to time in one or more series by action of the Board of Directors of this Corporation alone. The Board of Directors of this Corporation is hereby authorized to determine the number of series into which the shares of Preferred Stock may be divided, and (except to the extent such matters are fixed by the Articles of Incorporation) to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock, to fix the designation and number of shares constituting any series prior to the issue of shares of that series and to increase or decrease, within the limits stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series (but not below the number of shares of such series then outstanding), the number of shares of any such series subsequent to the issue of shares of that series. J. Certain Definitions. For the purposes of this Article Three of the Amended and Restated Articles of Incorporation: (i) the term “Affiliate” means any person or entity that directly or indirectly controls, is controlled by, or is under common control with the person or entity to which the defined term refers. For purposes of this definition, the term “control” means the ability, directly or indirectly, to direct or influence the direction of the management and policies of the person in question, whether such ability arises by virtue of ownership interest, contract right or otherwise. Without limiting the generality of the foregoing, a person is an Affiliate of another person if the first person (a) is an executive officer (as such term is defined in Rule 405 of the Securities Act) of the second person; (b) is a director of the second person where such second person is a corporation; (c) is a manager (or an executive officer, director, general partner or manager of an A-4 010-8666-6948/4/AMERICAS entity that is a manager) of the second person where such second person is a limited liability company; (d) is a general partner (or an executive officer, director, general partner or manager of an entity that is a general partner) of the second person where such second person is a partnership; or (e) directly or indirectly has or shares the power to vote, or direct the voting of, or to dispose of, or direct the disposition of, securities representing more than ten percent (10%) of the combined voting power of the securities of the second person. (ii) the term “Conversion Ratio” means the number of shares of Class A Common Stock into which a share of Class B Common Stock is convertible into. The Conversion Ratio shall initially be [●]3 and shall be subject to adjustment as provided herein. (iii) the term “Initial Holder” means [Patriot Financial Partners III, L.P.]4 (iv) the term “Liquidation Event” means a liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary. (v) the term “Regulator” means any of (a) the Board of Governors of the Federal Reserve System (whether acting directly or by or through the Federal Reserve Bank of San Francisco in such bank’s regulatory capacity); (b) the Federal Deposit Insurance Corporation; (c) the California Department of Business Oversight; (d) any successor agency to any of the foregoing; or (e) any other federal or state regulatory authority, whether in existence as of the date hereof or hereafter established, having jurisdiction over the Corporation or its banking subsidiary as to matters of compliance with the Federal Deposit Insurance Company Act, the Bank Holding Company Act, the Federal Reserve Act, the Home Owners' Loan Act, the California Financial Code, any successor statute or amendment to any of the foregoing, or any regulation adopted pursuant thereto. ARTICLE FOUR: LIMITATION OF DIRECTORS’ LIABILITY The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. ARTICLE FIVE: INDEMNIFICATION This Corporation is authorized to indemnify the directors and officers of this Corporation to the fullest extent permissible under California law and in excess of that otherwise permitted under Section 317 of the California Corporations Code. 3 NTD: Insert amount of the Conversion Ratio of the Series [] Non-Voting Preferred Stock as of immediately prior to the filing of this Amended and Restated Articles of Incorporation 4 NTD: Confirm name of Patriot holder of Series [] Non-Voting Preferred Stock immediately prior to filing of this Amended and Restated Articles of Incorporation. A-5 010-8666-6948/4/AMERICAS

Exhibit B Registration Rights Agreement (attached) 010-8656-4704/12/AMERICAS

REGISTRATION RIGHTS AGREEMENT THIS REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made and entered into as of this 14 day of September, 2018 by and among Pacific Mercantile Bancorp, a California corporation (the “Company”), and Patriot Financial Partners III, L.P., a Delaware limited partnership (the “Holder”). Capitalized terms used herein shall have the meanings set forth in Section 1 below. RECITALS A. Concurrently herewith the Holder has entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with the Company and Carpenter Community Bancfund, L.P. and Carpenter Community Bancfund-A, L.P. (collectively referred to herein as “Carpenter”), pursuant to which Carpenter will be selling to the Holder, and the Holder will be purchasing from Carpenter, 1,467,155 shares of the Company’s Series A Preferred Stock and 2,169,208 shares of the Company’s Common Stock. B. In connection with entering into the Stock Purchase Agreement and consummating the transactions contemplated thereby, the Company and the Holder have entered into an Investor Rights Agreement pursuant to which the parties have agreed to enter into this Agreement. NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the Parties, the Company and the Holder hereby agree as follows: AGREEMENT 1. DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings: 1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. 1.2. “Blue Sky Application” shall have the meaning set forth in Section 6.1 below. 1.3. “Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business. 1.4. “Common Stock” means the Company’s common stock, no par value. 1.5. “Effective Date” means the date on which the Registration Statement is declared effective by the SEC. 1.6. “Effectiveness Period” shall have the meaning set forth in Section 4.1 below. 010-8656-8769/9/AMERICAS

1.7. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. 1.8. “Filing Deadline” means, with respect to the Registration Statement required to be filed pursuant to Section 2.1(a), the date that is the first (1st) anniversary of the Closing Date; provided that if the Filing Deadline falls on a Saturday, Sunday or other day that the Commission is closed for business, the Filing Deadline shall be extended to the next Business Day on which the Commission is open for business. 1.9. “Holder Indemnified Parties” shall have the meaning set forth in Section 6.1 below. 1.10. “Inspectors” shall have the meaning set forth in Section 4.14 below. 1.11. “Non-Voting Common Stock" means the Company's non-voting common stock, no par value per share, into which the Series A Preferred Stock is automatically convertible as of the close of business on the effective date of an amendment to its articles of incorporation authorizing said stock following approval of such amendment by the Company’s stockholders. 1.12. “Parties” means, collectively, the Company and the Holder, and “Party” means, individually, each of the Company and the Holder. 1.13. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein. 1.14. “Prospectus” shall mean the prospectus included in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus. 1.15. “Records” shall have the meaning set forth in Section 4.14 below. 1.16. “Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act (as defined below), and the declaration or ordering of effectiveness of the Registration Statement or document. 1.17. “Registrable Securities” means all of the Shares, the Underlying Shares and any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares or the Underlying Shares, provided that Shares or the Underlying Shares shall cease to be Registrable Securities upon the earliest to occur of the following: (A) a sale pursuant to a Registration Statement or Rule 144 under the Securities Act (in which case, only such security sold shall cease to be a Registrable Security); (B) becoming eligible for sale without time, volume or manner of sale restrictions by the Holder under 2 010-8656-8769/9/AMERICAS

Rule 144; (C) if such Shares or Underlying Shares have ceased to be outstanding; or (D) if such Shares or Underlying Shares have been sold in a private transaction in which the Holder's rights under this Agreement have not been assigned to the transferee. 1.18. “Registration Statement” shall mean the registration statement of the Company filed under the Securities Act that covers the resale of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement. 1.19. “SEC” means the Securities and Exchange Commission. 1.20. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. 1.21. “Series A Preferred Stock” means the mandatorily convertible noncumulative perpetual preferred stock, Series A, no par value, having the rights, preferences and privileges set forth in its Certificate of Determination of the Rights, Preferences and Privileges and Restrictions. 1.22. "Shares" means the shares of Common Stock and the shares of Series A Preferred Stock sold to the Holder pursuant to the Stock Purchase Agreement. 1.23. “Suspension” shall have the meaning set forth in Section 3.1 below. 1.24. “Suspension Notice” shall have the meaning set forth in Section 3.1 below. 1.25. “Underlying Shares” means the shares of Non-Voting Common Stock into which the shares of Series A Preferred Stock are convertible. 2. REGISTRATION. 2.1. Registration Statement. (a) On or prior to the Filing Deadline, the Company shall prepare and file with the SEC a Registration Statement on Form S-3 (the “Registration Statement”) covering the resale of up to all of the Registrable Securities in an offering to be made on a continuous basis pursuant to Rule 415 or, if Rule 415 is not available for offers and sales of the Registrable Securities by such other means of distribution of Registrable Securities as the Company may reasonably determine. The Registration Statement also shall cover, to the extent allowable under the Securities Act and the rules and regulations promulgated thereunder, such indeterminate number of additional shares of Registrable Securities that may become issuable as a result of stock splits, dividends or other distributions, recapitalizations or other similar transactions with respect to the Registrable Securities that occur during the Effectiveness Period. The Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided in accordance with Section 4 to the Holder and its counsel prior to its filing or other submission. 3 010-8656-8769/9/AMERICAS

(b) The Company represents and warrants that, as of the date hereof, it meets the requirements for the use of Form S-3 for registration of the resale of the Registrable Securities by the Holder. The Company will file all reports required to be filed by the Company with the SEC in a timely manner so as to preserve its eligibility for the use of Form S-3. 2.2. Expenses. The Company will pay all expenses associated with registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold. 2.3. Effectiveness. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective within 60 days after the date the Registration Statement was filed with the SEC; provided, however, that the Company shall be entitled to delay or defer the effectiveness of the Registration Statement if the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a delay or deferral, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto. The Company shall notify the Holder by facsimile or email as promptly as practicable, and in any event, within two (2) Business Days, after the Registration Statement is declared effective and shall provide the Holder with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. Notwithstanding anything to the contrary, the Company may not delay or defer the effectiveness of the Registration Statement for a period to exceed in the aggregate sixty (60) days. 3. SUSPENSION. 3.1. Subject to Section 3.2 below, in the event: (i) of any request by the SEC or any other federal or state governmental authority, during the Effectiveness Period, for amendments or supplements to the Registration Statement or related Prospectus or for additional information so that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or otherwise fail to comply with the applicable rules and regulations of the federal securities laws; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, provided that, considering the advice of counsel, the Company reasonably believes that it must qualify in such jurisdiction; (iv) of any event or circumstance that, considering the advice of counsel, the Company reasonably believes necessitates the making of any changes in the Registration Statement or related Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration 4 010-8656-8769/9/AMERICAS

Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of a related Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) that the Company reasonably believes, considering the advice of counsel, that the Company may, in the absence of a suspension described hereunder, be required under state or federal securities laws to disclose any corporate development, the disclosure of which could reasonably be expected to have a material adverse effect upon the Company, its stockholders, a potentially material transaction or event involving the Company, or any negotiations, discussions or proposals directly relating thereto; then the Company shall, promptly following the occurrence of any of the foregoing events, deliver a certificate in writing to the Holder (the “Suspension Notice”) to the effect of the foregoing (but in no event, without the prior written consent of the Holder, shall the Company disclose to the Holder any of the facts or circumstances regarding any material nonpublic information) and, upon receipt of such Suspension Notice, the Holder will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Holder’s receipt of copies of a supplemented or amended prospectus prepared and filed by the Company or until the Holder is advised in writing by the Company that the current Prospectus may be used and the Holder has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus; provided that, in the case of a suspension due to (x) an event described in clause (i), (ii), or (iii) of this Section 3.1, the Suspensions shall not be for more than an aggregate of ninety (90) days in any 365 day period and (y) an event described in clause (iv) or (v) of this Section 3.1, the Suspensions shall not be for more than an aggregate of sixty (60) days in any 365 day period. 3.2. The Company will use commercially reasonable efforts to terminate a Suspension as promptly as practicable after delivery of a Suspension Notice to the Holder. 4. COMPANY OBLIGATIONS. The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible: 4.1. cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate on the date on which all securities covered by the Registration Statement cease to be Registrable Securities (the “Effectiveness Period”) and advise the Holder in writing when the Effectiveness Period has expired; 4.2. (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement and such supplements to the Prospectus as may be necessary to keep the Registration Statement effective for the period specified in Section 4.1, (ii) respond as promptly as reasonably possible to any comments received from the SEC with respect to each Registration Statement or any amendment thereto, and (iii) comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby during the Effectiveness Period; 5 010-8656-8769/9/AMERICAS

4.3. (i) provide copies to and permit counsel designated by the Holder to review the Registration Statement and any amendments or supplements thereto and any comments made by the staff of the SEC and the Company’s responses thereto no fewer than five (5) days prior to its filing with the SEC or its receipt from the SEC, as applicable, and (ii) shall duly consider comments made by such counsel thereon and shall not file any Registration Statement and any amendments or supplements thereto to which such counsel reasonably objects; provided, however, that Holder’s counsel will be deemed to have no objections if such counsel has not provided written comments to the Company and its counsel no later than three (3) Business Days after the Holder’s counsel has been provided with copies of the documents listed in clause (i) of this Section 4.3. The Company shall not unreasonably reject comments from such counsel prior to the Company’s submission of a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto. The Company shall reasonably cooperate with such counsel in performing the Company’s obligations pursuant to this Section 4.3; 4.4. furnish to the Holder and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one (1) copy of the Registration Statement and any amendment thereto, the preliminary prospectus, free writing prospectus and Prospectus and each amendment or supplement thereto (as applicable), and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) an electronic copy of a Prospectus, including a preliminary prospectus and any free writing prospectus, and all amendments and supplements thereto and such other documents as counsel for the Holder may reasonably request in connection with the disposition of such Registrable Securities owned by the Holder that are covered by the Registration Statement; 4.5. within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in such form that the transfer agent may reasonably request; 4.6. use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest practicable time and to notify the Holder of the issuance of such an order and the resolution thereof; 4.7. prior to the Effective Date, use commercially reasonable efforts to register or qualify or cooperate with the Holder and their counsel in connection with the registration or qualification of the Registrable Securities for offer and sale by the Holder under the securities or blue sky laws of such jurisdictions requested by the Holder, provided that, considering the advice of the Company’s counsel, the Company reasonably believes that it must qualify in such 6 010-8656-8769/9/AMERICAS jurisdiction or jurisdictions, and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution by the Holder in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.7, (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 4.7, or (iii) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Holder who holds Registrable Securities and its legal counsel of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale by the Holder under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose; 4.8. use commercially reasonable efforts to cause all shares of Common Stock covered by the Registration Statement to be listed on each securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed (it being understood that the Company has no obligation to cause any other shares of Registrable Securities, including shares of the Series A Preferred Stock or Non-Voting Common Stock, to be listed on any securities exchange, interdealer quotation system or other market); 4.9. otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder; 4.10. promptly (and in any event within two (2) Business Days following discovery) notify the Holder in writing, at any time when a Prospectus relating to Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and at the request of any the Holder, promptly prepare and furnish to the Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The Company shall also promptly notify the Holder and its legal counsel in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when the Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to the Registration Statement or related Prospectus or related information, and (iii) of the Company’s reasonable determination of whether a post-effective amendment to the Registration Statement would be appropriate; 4.11. with a view to making available to the Holder the benefits of Rule 144 (or its successor rule) and any other rule or regulation of the SEC that may at any time permit the 7 010-8656-8769/9/AMERICAS

Holder to sell shares of Common Stock to the public without registration, the Company covenants and agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, during the Effectiveness Period; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and (c) furnish to the Holder upon request, as long as the Holder owns any Registrable Securities, (i) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act, (ii) a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (iii) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration; 4.12. hold in confidence and not make any disclosure of information concerning the Holder provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement of which the Company has knowledge. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Holder and allow the Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; 4.13. if requested by the Holder, (i) as soon as practicable incorporate in a prospectus supplement or post-effective amendment such information as the Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) as soon as practicable make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) as soon as practicable, supplement or make amendments to any Registration Statement if reasonably requested by the Holder holding any Registrable Securities to the effect of the foregoing; 4.14. make available for inspection by (i) the Holder, (ii) legal counsel for the Holder and (iii) one firm of accountants or other agents retained by the Holder (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, that each Inspector shall agree to hold in strict confidence and shall not make any disclosure (except to the Holder who has agreed to receive such information and hold in strict confidence any such information) or use of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the 8 010-8656-8769/9/AMERICAS disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (b) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement of which the Inspector has knowledge. The Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein (or in any other confidentiality agreement between the Company and the Holder) shall be deemed to limit the Holder’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations; and 4.15. if the Holder is required under applicable securities law to be described in the Registration Statement as an underwriter and which is otherwise conducting diligence of the sort that an underwriter could conduct, at the reasonable request of any the Holder, use commercially reasonable efforts to deliver to the Holder, on the date of the effectiveness of the Registration Statement and thereafter from time to time on such dates as the Holder may reasonably request (i) a letter, dated such date, from the Company’s independent certified public accountants in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Holder, and (ii) an opinion, dated as of such date, of counsel representing the Company for purposes of such Registration Statement, in form, scope and substance as is customarily given in an underwritten public offering, addressed to the Holder. 5. OBLIGATIONS OF HOLDER. 5.1. The Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it, as shall be required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request. At least five (5) Business Days prior to the anticipated filing date of the Registration Statement, the Company shall notify the Holder of the information the Company requires from the Holder. The Holder shall provide such information to the Company at least two (2) Business Days prior to the anticipated filing date of the Registration Statement. 5.2. The Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder. 5.3. The Holder agrees that, upon receipt of any notice from the Company of the commencement of a Suspension pursuant to Section 3, it will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement, until the Holder’s receipt of the supplemented or amended prospectus filed with the SEC and until any related post- effective amendment is declared effective or until the Holder is advised in writing by the Company that the current Prospectus may be used and the Holder has received copies of any 9 010-8656-8769/9/AMERICAS additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus and, if so directed by the Company, the Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder’s possession of the Prospectus covering the Registrable Securities current at the time of receipt of such notice. 6. INDEMNIFICATION. 6.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, the Holder and its directors, officers, employees, general partners, members, stockholder and each Person who controls the Holder (within the meaning of the Securities Act) (collectively, the “Holder Indemnified Parties”) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Registrable Securities under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (iv) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; (v) any failure to register or qualify the resale of the Registrable Securities included in any such registration in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Holder’s behalf, or (vi) any breach of this Agreement by the Company, and will reimburse the Holder Indemnified Parties for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by the Holder Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished by the Holder in writing specifically for use in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus. The Company shall notify the Holder promptly of the institution, threat or assertion of any proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement. 6.2. Indemnification by the Holder. The Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expense (including reasonable attorneys’ fees) resulting from or which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact or any omission or alleged 10 010-8656-8769/9/AMERICAS omission of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus or free writing prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, to the extent, but only to the extent that such untrue statement or omission or alleged statement or omission is contained in any information furnished in writing by the Holder to the Company specifically for inclusion in the Registration Statement or Prospectus or free writing prospectus or amendment or supplement thereto, and will reimburse the Company and its directors, officers, employees, stockholders or controlling Persons for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. In no event shall the liability of the Holder be greater in amount than the dollar amount of the proceeds received by the Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation, except in the case of fraud or willful misconduct. 6.3. Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim within five (5) Business Days after written notice thereof and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person, considering the advice of counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one additional firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. 6.4. Contribution. If for any reason the indemnification provided for in Sections 6.1 or 6.2 is unavailable to an indemnified party or insufficient to hold it harmless as contemplated therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent 11 010-8656-8769/9/AMERICAS misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. In no event shall the contribution obligation of the Holder be greater in amount than the dollar amount of the proceeds received by it upon the sale of the Registrable Securities giving rise to such contribution obligation. 7. MISCELLANEOUS. 7.1. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. (a) Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the state of California. (b) Consent to Jurisdiction. Each Party irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction any state or federal court sitting in County of Orange, State of California, in any proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each Party hereby irrevocably and unconditionally (i) agrees not to commence any such proceeding except in such courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in such courts, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such proceeding. Each Party hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.2. Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by applicable law. (c) Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating in whole or in part to this Agreement or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each such Party understands and has considered the implications of this waiver, (iii) each such Party makes this waiver voluntarily, and (iv) one of the inducements to each such Party to enter into this Agreement by, among others, are the waivers and certifications contained in this Section 7.1(c). 7.2. Notices. Any notice or other communication under this Agreement must be in writing and will be deemed given when it is delivered in person or sent by facsimile or email (with proof of receipt at the facsimile number or email address to which it is required to be sent), 12 010-8656-8769/9/AMERICAS on the Business Day after the day on which it is delivered to a major nationwide delivery service for overnight delivery, or on the fifth Business Day after the day on which it is mailed by first class mail from within the United States, to the following addresses (or such other address as may be specified after the date of this Agreement by the Party to which the notice or communication is sent): If to the Company: Pacific Mercantile Bancorp 949 South Coast Drive, Suite 300 Costa Mesa, California 92626 Attn: Curt A. Christianssen Tel: (714) 438-2500 Fax: (714) 438-1076 Email: Curt.Christianssen@pmbank.com With a copy to: O’Melveny & Myers LLP 610 Newport Center Drive, 17th Floor Newport Beach, CA 92660 Attn: J. Jay Herron and Andor Terner Tel: (949) 823-6900 Fax: (949) 823-6994 Email: jherron@omm.com and aterner@omm.com If to the Holder: Patriot Financial Partners III, L.P. 2929 Arch Street, Floor 27 Philadelphia, PA 19104-2868 Attention: James F. Deutsch Tel: (215) 399-4650 Fax: (215) 399-4686 Email: jdeutsch@patriotfp.com With a copy to: Squire Patton Boggs (US) LLP 201 E. Fourth St., Suite 1900 Cincinnati, OH 45202 Attn: James J. Barresi Tel: (513) 361-1260 Fax (513) 361-1201 Email: james.barresi@squirepb.com 13 010-8656-8769/9/AMERICAS

7.3. Entire Agreement. This Agreement and any agreements and documents executed by the Parties simultaneously herewith, including the Stock Purchase Agreement and the Investor Rights Agreement, represent the entire understanding and agreement of the Parties with reference to the transactions set forth herein and supersede all prior understandings and agreements (written or oral) made by the Parties. Except as otherwise expressly provided herein, no Person other than the Parties hereto shall have any right hereunder or be entitled to the benefit of any provision hereof. 7.4. Assignment; Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by the Holder to a transferee of Registrable Securities that is an Affiliate, partner, member, limited partner, retired partner, retired member, or stockholder of the Holder; provided that (a) prior to such transfer, the Company is furnished with written notice stating the name and address of such transferee and identifying the securities with respect to which such registration rights are being transferred, and (b) such transferee agrees in writing to be bound by and subject to the terms and conditions of this Agreement. Subject to the foregoing, the provisions of this Agreement shall inure to the benefit of and are binding upon the respective successors and permitted assignees of the Parties. 7.5. Waiver and Amendment. Except with respect to statutory requirements, and subject to the provisions of the last sentence of this Section, any Party hereto may by written instrument extend the time for the performance of any of the obligations or other acts of any other Party hereto and may waive (i) any inaccuracies in the representations or warranties of any of the other Parties contained in this Agreement or in any document delivered pursuant hereto, (ii) compliance with any of the covenants, undertakings or agreements by any of the other Parties, or satisfaction of any of the conditions to the waiving Party’s obligations, contained in this Agreement or (iii) the performance (including performance to the satisfaction of a Party or its counsel) by any of the other Parties of any of the obligations of such other Party set forth herein. No failure or delay on the part of any Party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy of such Party. Except as otherwise expressly provided in this Agreement, an amendment of this Agreement or the waiver or modification of any provision of this Agreement will be effective only upon the written consent of both the Company and the Holder. 7.6. Headings. The headings of the various sections and subsections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of or be considered in connection with the interpretation or application of any of the terms or provisions of this Agreement. 7.7. Severability. In case any provision contained in this Agreement should be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect in any jurisdiction, then, such provision shall be ineffective to the extent of such invalidity, illegality or unenforceability, in such jurisdiction and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. 14 010-8656-8769/9/AMERICAS

7.8. Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which executed counterparts, and any photocopies and facsimile copies thereof, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. 7.9. Further Assurances. Each Party hereto agrees to execute and deliver all such other and additional instruments and documents and do all such other acts and things as may be necessary to more fully effectuate the purposes of this Agreement. [Signature Page Follows] 15 010-8656-8769/9/AMERICAS

IN WITNESS WHEREOF, the Parties hereto have executed this Registration Rights Agreement as of the date first above written. PACIFIC MERCANTILE BANCORP By: Name: Title: PATRIOT FINANCIAL PARTNERS III, L.P. By: Name: James F. Deutsch Its: Managing Partner [Signature page to Registration Rights Agreement]

Exhibit C VCOC Letter (attached) 010-8656-4704/12/AMERICAS

EXECUTION VERSION PATRIOT VCOC LETTER AGREEMENT Pacific Mercantile Bancorp 949 South Coast Drive, Suite 300 Costa Mesa, California 92626 September 14, 2018 Patriot Financial Partners III, L.P. Cira Centre 2929 Arch Street, Floor 27 Philadelphia, PA 19104-2868 Dear Sir/Madam: Reference is made to the Stock Purchase Agreement, dated as of September 14, 2018 (the “Agreement”), by and between Pacific Mercantile Bancorp, a California corporation (the “Corporation”), Patriot Financial Partners III, L.P., a Delaware limited partnership (the “VCOC Investor”), Carpenter Community BancFund, L.P., a Delaware limited partnership (“Carpenter BancFund”), and Carpenter Community BancFund-A, L.P., a Delaware limited partnership (“Carpenter BancFund A” and, together with Carpenter BancFund, each a “Seller” and collectively the “Sellers”), pursuant to which the VCOC Investor has agreed to purchase from the Sellers the Corporation’s common stock, no par value per share (the “Common Shares”) and the Corporation’s Series A Non-Voting Preferred Stock (the “Preferred Shares”). Capitalized terms used herein without definition shall have the respective meanings in the Agreement. For good and valuable consideration acknowledged to have been received, the Corporation hereby agrees that for so long as the VCOC Investor, directly or through one or more affiliates, continues to hold any shares of Common Shares or Preferred Shares acquired pursuant to the Agreement (or other securities of the Corporation into which such shares of Common Shares or Preferred Shares may be converted or for which such shares of Common Shares or Preferred Shares may be exchanged), the Corporation shall: • Without limitation or prejudice of any the rights provided to the VCOC Investor under the Agreement, the Investor Rights Agreement and the Registration Rights Agreement, each as defined in the Agreement, or any other agreement or otherwise, provide the VCOC Investor or an individual designated by the VCOC Investor with: (i) the right to visit and inspect any of the offices and properties of the Corporation and its subsidiary and inspect the books and records of the Corporation and its subsidiary, at such times as the VCOC Investor shall reasonably request upon three (3) business days’ notice but not more frequently than once per calendar year, provided, however, that such rights shall not extend to confidential bank supervisory communications, customer financial records or other “exempt records” as defined by 12 C.F.R. Part 309, or reports of examination of any national or state chartered insured bank, which information may only be disclosed by the Corporation or its subsidiary of the Corporation in accordance with the provisions and subject to the limitations of applicable law or regulation; 010-8666-9954/5/AMERICAS

(ii) consolidated balance sheets and statements of income and cash flows of the Corporation and its subsidiary prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis (A) as of the end of each quarter of each fiscal year as soon as practicable after preparation thereof but in no event later than ninety (90) days after the end of such quarter, and (B) with respect to each fiscal year end statement, as soon as practicable after preparation thereof but in no event later than one hundred twenty (120) days after the end of such fiscal year and together with an auditor’s report thereon of a firm of established national reputation; and (iii) to the extent the Corporation or its subsidiary is required by law or pursuant to the terms of any outstanding indebtedness of the Corporation or its subsidiary to prepare such reports, any annual reports, quarterly reports and other periodic reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or otherwise, actually prepared by the Corporation or its subsidiary as soon as available; provided that, in each case, if the Corporation makes the information described in clauses (ii) and (iii) of this bullet point available through public filings on the EDGAR system or any successor or replacement system of the U.S. Securities and Exchange Commission, the delivery of the information shall be deemed satisfied by such public filings. • Make appropriate officers and directors of the Corporation and its subsidiary available periodically and at such times as reasonably requested by the VCOC Investor for consultation with the VCOC Investor or its designated representative, but not more frequently than once per calendar year, with respect to matters relating to the business and affairs of the Corporation and its subsidiary; • To the extent consistent with applicable law (and with respect to events which require public disclosure, only following the Corporation’s public disclosure thereof through applicable securities law filings or otherwise) and so long as the VCOC Investor does not have a representative or observer on the Corporation’s board of directors, inform the VCOC Investor or its designated representative in advance with respect to any significant corporate actions, and to provide the VCOC Investor or its designated representative with the right to consult with the Corporation and its subsidiaries in advance with respect to such actions should the VCOC Investor elect to do so; provided that, notwithstanding any such election, the Corporation shall be under no obligation to provide the VCOC Investor with any material non-public information with respect to such significant corporate action. The VCOC Investor is aware that it may receive material non-public information about the Corporation, and the VCOC Investor agrees that it is aware of and shall comply with the federal and state securities laws that restrict any person who has material, non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities; and • exercise commercially reasonable efforts to provide the VCOC Investor or its designated representative with such other rights of consultation which the VCOC Investor’s counsel may determine to be reasonably necessary under applicable legal authorities promulgated after the date hereof to qualify its investment in the Corporation as a “venture capital investment” for purposes of the United States Department of Labor Regulation published 2 010-8666-9954/5/AMERICAS at 29 C.F.R. Section 2510.3-101(d)(3)(i) (the “Plan Asset Regulation”), and cooperate in good faith with the VCOC Investor to amend this letter agreement to reflect such other rights that are mutually satisfactory to the Corporation and the VCOC Investor and consistent with the Federal Reserve Policy Statement on Equity Investments in Banks and Bank Holding Companies and the fiduciary obligations of the Corporation’s directors and officers, provided that such consultation rights shall be limited to once per calendar quarter. The Corporation agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Corporation. The VCOC Investor agrees, and will require each designated representative of the VCOC Investor to agree, to hold in confidence and not use or disclose to any third party (other than its legal counsel and accountants) any confidential information provided to or learned by such party in connection with the VCOC Investor’s rights under this letter agreement except as may otherwise be required by law or legal, judicial or regulatory process, provided that the VCOC Investor takes commercially reasonable steps to minimize the extent of any such required disclosure. In the event the VCOC Investor transfers all or any portion of its investment in the Corporation to an affiliated entity (or to a direct or indirect wholly-owned conduit subsidiary of any such affiliated entity) that is intended to qualify as a venture capital operating company under the Plan Asset Regulation, such affiliated entity shall be afforded the same rights that the Corporation has afforded to the VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder. The rights of the VCOC Investor under this letter agreement are unique to the VCOC Investor and shall not be assignable or transferrable other than to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulation. The VCOC Investor acknowledges that the Corporation has made no representation that it qualifies, or in the future will qualify, as a “venture capital operating company” or that an investment in the Corporation qualifies as a “venture capital investment” as those term are defined in 29 CFR 2510.3-101 and disclaims any responsibility therefor. The letter agreement will expire when the VCOC Investor, directly or through one or more affiliates, no longer holds any shares of Common Shares or Preferred Shares. This letter agreement and the rights and the duties of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of California and may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK] 3 010-8666-9954/5/AMERICAS

PACIFIC MERCANTILE BANCORP By:__________________________________ Name: Title: [Signature Page to Patriot VCOC Letter Agreement]

Agreed and acknowledged as of the date first above written: PATRIOT FINANCIAL PARTNERS III, L.P. By:__________________________________ Name: James F. Deutsch Title: Managing Partner [Signature Page to Patriot VCOC Letter Agreement]

Exhibit D Confidentiality Agreement (attached) 010-8656-4704/12/AMERICAS

EXECUTION VERSION CONFIDENTIALITY AGREEMENT David J. Honold Cira Centre 2929 Arch Street, Floor 27 Philadelphia, PA 19104-2868 September 14, 2018 Dear Mr. Honold: In connection with your service as an observer (an “Observer”) of the board of directors of Pacific Mercantile Bancorp, a California corporation (the “Company”) and the board of directors of Pacific Mercantile Bank, a California state chartered bank (the “Bank”), the Company, the Bank and their respective advisors and agents are prepared to make available to you certain information. “Confidential Information” shall mean all information concerning the Company or the Bank, including, without limitation, projections and any financial analyses, and information concerning their respective businesses and their respective operations obtained or ascertained by you as a result of any visit to any branch or facility occupied by the Company or the Bank or furnished or made available to you by the Company or the Bank or any of their respective directors, officers, employees, affiliates (as such term is used in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), agents, advisors, counsel, investment bankers, representatives or controlling persons within the meaning of Section 20 of the Exchange Act and other representatives (collectively, “Representatives”), whether prepared by the Company, the Bank, any of their respective Representatives or otherwise and whether obtained or furnished before or after the date hereof and regardless of the manner in which it is furnished, together with all reports, analyses, compilations, memoranda, notes, studies or other documents or records or electronic media prepared by you that contain or otherwise reflect or are generated from such information, but does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you, (ii) was available to you on a non-confidential basis prior to its disclosure to you by the Company, the Bank or any of their respective Representatives from a person other than the Company, the Bank or any of their respective Representatives who is not otherwise known to you (after reasonable inquiry) to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation, or (iii) becomes available to you on a non-confidential basis from a person other than the Company, the Bank or any of their respective Representatives who is not otherwise known to you (after reasonable inquiry) to be bound not to disclose such information pursuant to a contractual, legal or fiduciary obligation. Unless otherwise agreed to in writing by the Company and the Bank, you agree: (i) to keep all Confidential Information confidential and not to disclose or reveal in any manner whatsoever any Confidential Information to any person other than Patriot Financial Partners, L.P. or its affiliates (as such term is used in Rule 12b-2 under the Exchange Act) (collectively, “Patriot”), it being understood, and by signing below, Patriot hereby agrees, that all Confidential Information you disclose or reveal to Patriot shall be deemed to be “Proprietary Information” of the “Company” as such terms are defined in that certain letter agreement, dated May 14, 2018, by and among Patriot, Carpenter Fund Manager GP, LLC and the Company; (ii) to the extent that any Confidential Information may include materials subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened legal proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their mutual desire, intention and understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege, and that all Confidential Information that is entitled to protection under the attorney-client 010-8667-1507/4/AMERICAS privilege, work product doctrine or other applicable privilege or doctrine shall remain entitled to such protection under these privileges or doctrines, under this Confidentiality Agreement (the “Agreement”) and under the joint defense doctrine; and (iii) all Confidential Information shall remain the property of the Company, the Bank and/or their respective Representatives, and no license or, except as otherwise provided herein, right to use or similar rights with respect to the Confidential Information is granted to you or Patriot, by implication or otherwise. You agree that you will make all reasonable, necessary and appropriate efforts to safeguard the Confidential Information from disclosure to anyone other than as permitted hereby and that you will be responsible for any breach of the terms hereof. In the event that you are requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any Confidential Information, you agree that you will (to the extent permissible by law) provide the Company and the Bank with prompt written notice of such request(s) or requirement(s) to enable the Company and the Bank to seek an appropriate protective order, waive compliance with the provisions of this Agreement or take other appropriate action. You agree to use your reasonable best efforts to assist the Company, the Bank and their respective Representatives in obtaining such a protective order. If, in the absence of a protective order or the receipt of a waiver hereunder, you are nonetheless, upon the advice of your counsel, compelled to disclose the Confidential Information to any tribunal or else stand liable for contempt or suffer other censure or significant penalty, you, after written notice to the Company and the Bank, may disclose to such tribunal only such Confidential Information that you are compelled to disclose and, to the extent permissible by law, regulation or tribunal, provide the Company and the Bank with notice of such disclosure promptly but in any case no later than five (5) business days following such disclosure. Upon the request of the Company or the Bank at any time, you will promptly either destroy or deliver to the Company all of the Confidential Information, including all copies, reproductions, summaries, analyses or extracts thereof or based thereon, in your possession. Any such return or destruction shall be certified in writing by you. Notwithstanding such return or destruction, you will continue to be bound by your obligations under this Agreement. Notwithstanding the foregoing, you shall be entitled to retain one copy of any portion of the Confidential Information that is required to be retained pursuant to applicable law or regulation or Patriot’s bona fide internal document retention policies. During the time period in which you are an Observer, you will not initiate or maintain contact (except for those contacts that (1) are made in the ordinary course of business and do not reference or use any of the Confidential Information, or otherwise made in connection with your service as an Observer, and (2) are made in full compliance with your obligations under this Agreement) with any officer, director, shareholder, employee, consultant, advisor, agent, client, or commercial, business or real estate banking customer of the Company or the Bank regarding the business, operations, prospects, or finances of the Company, the Bank or any of their respective subsidiaries, except with the prior written permission of the chairman of the Company’s board of directors (which permission may be provided through email or other electronic transmission). In addition, you hereby acknowledge that you are aware of your responsibility under the federal securities laws with respect to purchasing or selling securities of a company about which you have material nonpublic information and agree that you will comply at all times with such laws. It is understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by you and that the Company and the Bank shall each be entitled to specific performance and injunctive relief as remedies for any such breach or any threat of such breach without posting any bond. Such remedies shall not be deemed to be the exclusive remedies for any such breach of this Agreement but shall be in addition to all other remedies at law or in equity available to the Company or the Bank. 2 010-8667-1507/4/AMERICAS

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to its conflict of laws principles that would cause the laws of another jurisdiction to apply. Each of the parties hereto consents to personal jurisdiction in such State and voluntarily submits to the jurisdiction of courts of such State in any action or proceeding with respect to this Agreement, including the federal district courts in such State. You agree that you may be served with process at your address set forth on the first page hereof. The term “person” shall be broadly interpreted to include, without limitation, the media, any bank, savings association, corporation, company, group, partnership, trust or other business entity or any individual. It is further understood and agreed that no failure or delay by the Company, the Bank or any of their respective Representatives in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Any assignment of this Agreement by you without the prior written consent of the Company and the Bank shall be null and void ab initio. In the event any court of law with applicable jurisdiction shall determine that any provision of this Agreement is invalid, such determination shall not affect the validity of any other provision of this Agreement, which shall remain in full force and effect and shall be construed so as to be valid under applicable law. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which shall constitute one and the same Agreement. This Agreement shall terminate on the date that is one (1) year from the date when you cease to be an Observer. [Signature page follows] 3 010-8667-1507/4/AMERICAS

Please confirm your agreement to the foregoing by signing and returning to the undersigned the duplicate copy of this letter enclosed herewith. Very truly yours, Pacific Mercantile Bancorp By: _____________________________ Name: Title: Pacific Mercantile Bank By: _____________________________ Name: Title: Accepted and agreed as of the date first written above: ___________________________________ David J. Honold Acknowledged and agreed to, as of the date first written above, with respect to the obligations of Patriot: Patriot Financial Partners, L.P. By: ___________________________________ Name: James F. Deutsch Title: Managing Partner [Signature Page to Board Observer Confidentiality Agreement]